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                                     HPSC, INC.,

                                       ISSUER,

                                         AND

                         STATE STREET BANK AND TRUST COMPANY,

                                       TRUSTEE

                            -----------------------------

                                      INDENTURE

                              DATED AS OF MARCH __, 1997

                            -----------------------------




                                      $23,000,000


                      _____% SENIOR SUBORDINATED NOTES DUE 2007

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


ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE                           1

  SECTION 1.1  Definitions.                                                    1
  SECTION 1.2  Incorporation by Reference of TIA.                             21
  SECTION 1.3  Rules of Construction.                                         21

ARTICLE II THE SECURITIES                                                     22

  SECTION 2.1  Form and Dating.                                               22
  SECTION 2.2  Execution and Authentication.                                  22
  SECTION 2.3  Registrar and Paying Agent.                                    23
  SECTION 2.4  Paying Agent to Hold Assets in Trust.                          24
  SECTION 2.5  Securityholder Lists.                                          24
  SECTION 2.6  Transfer and Exchange.                                         24
  SECTION 2.7  Replacement Securities.                                        27
  SECTION 2.8  Outstanding Securities.                                        28
  SECTION 2.9  Treasury Securities.                                           28
  SECTION 2.10  Temporary Securities.                                         29
  SECTION 2.11  Cancellation.                                                 29
  SECTION 2.12  Defaulted Interest.                                           29

ARTICLE III REDEMPTIONS; SINKING FUND                                         30

  SECTION 3.1  Right of Redemption.                                           30
  SECTION 3.2  Notices to Trustee.                                            31
  SECTION 3.3  Selection of Securities to Be Redeemed.                        31
  SECTION 3.4  Notice of Redemption.                                          31
  SECTION 3.5  Effect of Notice of Redemption.                                33
  SECTION 3.6  Deposit of Redemption Price.                                   33
  SECTION 3.7  Securities Redeemed in Part.                                   34
  SECTION 3.8  Sinking Fund.                                                  34

ARTICLE IV COVENANTS                                                          35

  SECTION 4.1  Payment of Securities.                                         35
  SECTION 4.2  Maintenance of Office or Agency.                               35
  SECTION 4.3  Limitation on Restricted Payments.                             36
  SECTION 4.4  Corporate Existence.                                           37
  SECTION 4.5  Payment of Taxes and Other Claims.                             37
  SECTION 4.6  Maintenance of Properties and Insurance.                       38
  SECTION 4.7  Compliance Certificate; Notice of Default.                     38
  SECTION 4.8  Reports and Other Information.                                 39
  SECTION 4.9  Limitation on Status as Investment Company.                    39
  SECTION 4.10 Limitation on Transactions with Affiliates.                    39
  SECTION 4.11 Limitation on Incurrence of Additional Indebtedness
               and Disqualified Capital Stock.                                40

  SECTION 4.12 Limitations on Dividends and Other Payment Restrictions
               Affecting Subsidiaries.                                        41
  SECTION 4.13 Limitation on Liens.                                           42
  SECTION 4.14 Waiver of Stay, Extension or Usury Laws.                       42
  SECTION 4.15 Limitation on Lines of Business.                               42
  SECTION 4.16 Repurchase of Securities Upon Death of Holder.                 43

ARTICLE V SUCCESSOR CORPORATION                                               46

  SECTION 5.1  Limitation on Merger, Sale or Consolidation.                   46
  SECTION 5.2  Successor Corporation Substituted.                             46

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES                                     47

  SECTION 6.1  Events of Default.                                             47
  SECTION 6.2  Acceleration of Maturity Date; Rescission and Annulment.       49
  SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by
               Trustee.                                                       50
  SECTION 6.4  Trustee May File Proofs of Claim.                              51
  SECTION 6.5  Trustee May Enforce Claims Without Possession of Securities.   52
  SECTION 6.6  Priorities.                                                    52
  SECTION 6.7  Limitation on Suits.                                           53
  SECTION 6.8  Unconditional Right of Holders to Receive Principal,
               Premium and Interest.                                          53
  SECTION 6.9  Rights and Remedies Cumulative.                                54
  SECTION 6.10 Delay or Omission Not Waiver.                                  54
  SECTION 6.11 Control by Holders.                                            54
  SECTION 6.12 Waiver of Past Default.                                        55
  SECTION 6.13 Undertaking for Costs.                                         55
  SECTION 6.14 Restoration of Rights and Remedies.                            55

ARTICLE VII TRUSTEE                                                           56

  SECTION 7.1  Duties of Trustee.                                             56
  SECTION 7.2  Rights of Trustee.                                             57
  SECTION 7.3  Individual Rights of Trustee.                                  58
  SECTION 7.4  Trustee's Disclaimer.                                          58
  SECTION 7.5  Notice of Default.                                             59
  SECTION 7.6  Reports by Trustee to Holders.                                 59
  SECTION 7.7  Compensation and Indemnity.                                    59
  SECTION 7.8  Replacement of Trustee.                                        60
  SECTION 7.9  Successor Trustee by Merger, Etc.                              61
  SECTION 7.10 Eligibility; Disqualification.                                 62
  SECTION 7.11 Preferential Collection of Claims Against Company.             62

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
  SATISFACTION AND DISCHARGE                                                  62

  SECTION 8.1  Option to Effect Legal Defeasance and Discharge.               62
  SECTION 8.2  Legal Defeasance and Discharge.                                62
  SECTION 8.3  Covenant Defeasance.                                           63
  SECTION 8.4  Conditions to Legal or Covenant Defeasance.                    63
  SECTION 8.5  Deposited Cash and U.S. Government Obligations to be
               Held in Trust; Other Miscellaneous Provisions.                 65
  SECTION 8.6  Repurchase to the Company.                                     65
  SECTION 8.7  Reinstatement.                                                 66
  SECTION 8.8  Satisfaction and Discharge.                                    66

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS                                67

  SECTION 9.1  Supplemental Indentures Without Consent of Holders.            67
  SECTION 9.2  Amendments, Supplemental Indentures and Waivers with Consent
               of Holders.                                                    68
  SECTION 9.3  Compliance with TIA.                                           69
  SECTION 9.4  Revocation and Effect of Consents.                             70
  SECTION 9.5  Notation on or Exchange of Securities.                         70
  SECTION 9.6  Trustee to Sign Amendments, Etc.                               71

ARTICLE X RIGHT TO REQUIRE REPURCHASE UPON CHANGE OF CONTROL                  71

  SECTION 10.1 Repurchase of Securities at Option of the Holder
               Upon a Change of Control.                                      71

ARTICLE XI SUBORDINATION OF SECURITIES                                        74

  SECTION 11.1. Securities Subordinated to Secured Portfolio Debt.            74
  SECTION 11.2. No Payment on Securities in Certain Circumstances.           74
  SECTION 11.3. Securities Subordinated to Prior Payment of All
                Secured Portfolio Debt on Dissolution, Liquidation
                or Reorganization.                                            75
  SECTION. 11.4. Securityholders to Be Subrogated to Rights of Holders
                 of Secured Portfolio Debt.                                   76
  SECTION 11.5.  Obligations of the Company Unconditional.                    76
  SECTION 11.6.  Trustee Entitled to Assume Payments Not Prohibited in
                 Absence of Notice.                                           77

  SECTION 11.7.  Application by Trustee of Assets Deposited with It.          77
  SECTION 11.8.  Subordination Rights Not Impaired by Acts or Omissions
                 of the Company or Holders of Secured Portfolio Debt.         78
  SECTION 11.9.  Securityholders Authorize Trustee to Effectuate
                 Subordination of Securities.                                 78
  SECTION 11.10. Right of Trustee to Hold Secured Portfolio Debt.             79
  SECTION 11.11. Article XI Not to Prevent Events of Default.                 79
  SECTION 11.12. No Fiduciary Duty of Trustee to Holders of Secured
                 Portfolio Debt.                                              79
  SECTION 11.13.  Acceleration of Payment of Securities.                      79

ARTICLE XII MISCELLANEOUS                                                     80

  SECTION 12.1  TIA Controls.                                                 80
  SECTION 12.2  Notices.                                                      80
  SECTION 12.3  Communications by Holders with Other Holders.                 81
  SECTION 12.4  Certificate and Opinion as to Conditions Precedent.           81
  SECTION 12.5  Statements Required in Certificate or Opinion.                81
  SECTION 12.6  Rules by Trustee, Paying Agent, Registrar.                    82
  SECTION 12.7  Non-Business Days.                                            82
  SECTION 12.8  Governing Law.                                                82
  SECTION 12.9   No Adverse Interpretation of Other Agreements.               83
  SECTION 12.10  No Recourse Against Others.                                  83
  SECTION 12.11  Successors.                                                  83
  SECTION 12.12  Duplicate Originals.                                         83
  SECTION 12.13  Severability.                                                83
  SECTION 12.14  Table of Contents, Headings, Etc.                            84
  SECTION 12.15  Qualification of Indenture.                                  84

    INDENTURE, dated as of March __, 1997, between HPSC, Inc., a Delaware corporation (the "Company") and State Street Bank and Trust Company, as Trustee.

    Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's ____% Senior Subordinated Notes due 2007 (the "Securities").

                                      ARTICLE  I

                      DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.1  Definitions.
                 -----------

    "Acceleration Notice" shall have the meaning specified in Section 6.2.

    "Acquired Recourse Debt" means Funded Recourse Debt or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries.

    "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

    "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, provided that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

    "Affiliate Transaction" shall have the meaning specified in Section 4.10.

    "Agent" means any Registrar, Paying Agent or co-Registrar.

    "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

    "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

    "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

    "Beneficial Owner," for purposes of the definition of Change of Control, has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" (as such term is used for purposes of such Rules) shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person. With respect to any Person that is not organized as a corporation, "Board of Directors" shall refer to the entity or entities having similar powers.

    "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

    "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

    "Capital Stock" means, (i) with respect to any Person formed as a corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation and (ii) with respect to any Person formed other than as a corporation, any and all partnership or other equity interests of such Person.

    "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

    "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year after the date of acquisition, (ii) time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $1 billion, (iii) commercial paper issued by any other issuer which is rated in the case of commercial paper which matures one year or more after the date of acquisition, at least A-1 or the equivalent thereof by Standard & Poor's Corporation ("S&P") or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's"),
(iv) securities commonly known as "short-term bank notes" issued by any commercial bank denominated in U.S. Dollars which at the time of purchase is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any commercial bank meeting the qualifications specified in clause (ii) above and (vi) shares of any money market fund, or similar fund, in each case having assets in excess of $1 billion, which invests predominantly in investments of the type described in clauses (i), (ii), (iii), (iv) or (v) above.

    "Change of Control" means (i) any sale, merger or consolidation with or into any Person or any transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or in a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, recommendation, or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

    "Change of Control Offer" shall have the meaning specified in Section
10.1.

    "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

    "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

    "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

    "Change of Control Put Date" shall have the meaning specified in Section
10.1.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Company" means HPSC, Inc., a Delaware corporation, until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

    "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense for such period, (ii) consolidated depreciation and amortization expense for such period, (iii) non-cash charges of such Person and its Consolidated Subsidiaries during such period less the amount of all cash payments made during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period, (iv) Consolidated Interest Expense for such period and (v) to the extent not excluded from the Consolidated Net Income of such Person for such period, losses (determined on a consolidated basis in accordance with GAAP) which are either extraordinary (as determined in accordance with GAAP) or are unusual or nonrecurring.

    "Consolidated Interest Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts, whether positive or negative, attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction
Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (including any Consolidated EBITDA associated with such Acquisition) shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence or repayment of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness), other than under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business, shall be assumed to have occurred on the first day of such Reference Period and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Hedging and Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

    "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financing and currency and Hedging and Interest Swap Obligations, in each case to the extent attributable to such period and (b) the amount of dividends accrued or payable (other than in additional shares of such Preferred Stock) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Consolidated Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease

Obligation in accordance with GAAP, (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed, and (z) dividends in respect of Preferred Stock shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined Federal, state, local and foreign income tax rate of the Company and its Consolidated Subsidiaries (expressed as a decimal).

    "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, (i) adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) net gains (but not net losses) from the sale, lease, transfer or other dispositions of assets or property not in the ordinary course of business; (b) net gains (but not net losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring, (c) the net income, if positive, of any other Person accounted for by the equity method of accounting, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period,
(d) the net income, if positive, of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition, (e) the net income, if positive, of any of such Person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (f) all gains (but not losses) from currency exchange transactions not in the ordinary course of business consistent with past practice and (g) any non-cash expense determined in accordance with GAAP in connection with a transaction between the Company and the ESOP; and (ii) adjusted to include the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person by an Unrestricted Subsidiary in an amount not to exceed such Person's pro rata share of such Unrestricted Subsidiary's net income.

    "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

    "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

    "Customer" means any Person for whom the Company or any of its Subsidiaries finances property, equipment, goods, leasehold improvements or working capital requirements.

    "Customer Receivable" means any obligation of any kind or nature, however denominated, to the Company or any of its Subsidiaries (i) incurred by Customers in the ordinary course of the respective business of the Company and its Subsidiaries or (ii) arising from the purchase or acquisition by the Company or any of its Subsidiaries of any lease, promissory note, account receivable, loan or similar financial arrangement, or any right or asset reasonably related to any of the foregoing.

    "Covenant Defeasance" shall have the meaning specified in Section 8.3.

    "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

    "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

    "Defaulted Interest" shall have the meaning specified in Section 2.12.

    "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 2 thereof.

    "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

    "Designated Secured Portfolio Debt" means (a) the Indebtedness under the Revolver Agreement and (b) any other Secured Portfolio Debt which (i) at the date of determination has an aggregate principal amount outstanding of, or under which at the date of determination the holders thereof are committed to lend up to, at least $10,000,000 and (ii) is specifically designated by the Company in the instrument governing such Secured Portfolio Debt as "Designated Secured Portfolio Debt" for purposes of this Indenture.

    "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of any Person (including with respect to any Subsidiary of the Company), any Capital Stock of such Subsidiary other than any common stock with no preference, privileges, or redemption or repayment provisions.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

    "ESOP" means, collectively, the HPSC, Inc. Employee Stock Ownership Plan and the Supplemental HPSC, Inc. Employee Stock Ownership Plan, and any successor employee stock ownership plans having terms similar to the foregoing plans, as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

    "Event of Default" shall have the meaning specified in Section 6.1.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

    "Exempted Affiliate Transaction" means (a) transactions solely between the Company and any of its Wholly-Owned Subsidiaries or solely among Wholly-Owned Subsidiaries of the Company, (b) transactions permitted under
Section 4.3 hereof, (c) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (d) reasonable fees and compensation paid to, and indemnities to, and directors and officers and ERISA-based fiduciary liability insurance provided on behalf of, officers, directors, agents or employees of the Company or any of its Subsidiaries or the ESOP or any trustee thereof, in each case in the ordinary course of business and as determined in good faith by the Board of Directors of the Company and (e) any guaranty by the Company or any of its Subsidiaries of any Indebtedness of the Company and/or any Wholly-Owned Subsidiary of the Company (but not of any other Person).

    "Funded Recourse Debt" means, without duplication, any Indebtedness of the Company or any Subsidiary of the Company which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more then one year after the date of the creation or incurrence of such obligation; provided that Funded Recourse Debt shall not include any Non-Recourse Indebtedness of the Company or any Subsidiary of the Company.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

    "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of Security attached hereto as Exhibit A.

    "Hedging and Interest Swap Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books or, for purposes of Section 4.16, the beneficial owner of Securities held in global form.

    "Indebtedness" of any Person means, without duplication: (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date, unless contested in good faith) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Hedging and Interest Swap Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clauses (a) or
(b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person; and (d) all immediately enforceable obligations to purchase, redeem or acquire any Capital Stock of such Person (other than, in the case of the Company or any of its Subsidiaries, obligations under the Restricted Stock Plans or the Stock Option Plans).

    "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

    "Independent Committee" shall have the meaning set forth in Section 4.10.

    "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

    "Investment" by any person in any other person means (without duplication): (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company to the extent permitted by Section 4.11 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; and (d) the making of any capital contribution by such Person to such other Person.

    "Issue Date" means the date of first issuance of the Securities under this Indenture.

    "Legal Defeasance" shall have the meaning specified in Section 8.2.

    "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

    "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any redemption thereof pursuant to Article III of this Indenture, or any Change of Control Offer or repurchase upon the death of the Holder of such Security).

    "Net Cash Proceeds" means the aggregate amount of Cash and Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock.

    "Non-Receivable Asset" means any asset, property or right of the Company or any of its Subsidiaries, other than any Customer Receivable, or asset related to such Customer Receivable, such as inventory, records, intellectual property and proceeds of Customer Receivables.

    "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness (i) as to which neither the Company nor any of its Subsidiaries
(a) provide credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (b) is directly or indirectly liable or (c) constitutes the lender and (ii) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary to declare a default on such other Indebtedness or cause the payment therefor to be accelerated or payable prior to its stated maturity.

    "Notice of Default" shall have the meaning specified in Section 6.1(4).

    "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company under the Securities or this Indenture.

    "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

    "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 12.4 and 12.5.

    "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.4 and 12.5.

    "Outstanding," as used with reference to the Securities shall have the meaning specified in Section 2.8.

    "Paying Agent" shall have the meaning specified in Section 2.3.

    "Permitted Lien" means any of the following:

    (a)  Liens existing on the Issue Date;

    (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

    (c) Statutory Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

    (d) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

    (e) Easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

    (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

    (g) Pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

    (h) Liens on the property or assets of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary, provided in each case that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;

    (i) Liens on property or assets existing at the time of the acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the date of such acquisition and were not incurred in anticipation thereof;

    (j) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness;

    (k)  Liens securing Secured Portfolio Debt;

    (l) Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under clause (c) of the definition of "Permitted Recourse Debt";

    (m)  Liens in favor of the Company or any Subsidiary of the Company; and

    (n)  Liens securing the Securities.

    "Permitted Recourse Debt" means any of the following:

    (a) Indebtedness of the Company evidenced by the Securities pursuant to this Indenture up to the amounts specified herein as of the Issue Date;

    (b) Indebtedness of the Company and its Subsidiaries under the Revolver Agreement (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part, including any extended maturity or increase in the amount thereof);

    (c) Indebtedness of the Company and its Subsidiaries (in addition to Indebtedness permitted by any other clause of this definition) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace or refund such Indebtedness in whole or in part) of up to $1,500,000;

    (d) Refinancing Indebtedness of the Company and its Subsidiaries incurred with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (ii) of the proviso contained in Section 4.11 or described in clause (e) of this definition of "Permitted Recourse Debt";

    (e)  Indebtedness of the Company owed to any Wholly-Owned
         Subsidiary, and Indebtedness of any Subsidiary of the Company owed to any other Wholly-Owned Subsidiary or to the Company; provided that any such obligations of the Company owed to any Wholly-Owned Subsidiary of the Company shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities; and, provided, further, that if any Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary of the Company or if the Company or any Wholly-Owned Subsidiary transfers such Indebtedness to any Person (other than to the Company or another Wholly-Owned Subsidiary), such events, in each case, shall constitute the incurrence of such Indebtedness by the Company or such Wholly-Owned Subsidiary, as the case may be, at the time of such event;

    (f) Indebtedness of the Company and its Subsidiaries existing on the Issue Date;

    (g) Indebtedness of the Company and its Subsidiaries incurred solely in respect of bankers acceptances, letters of credit, surety bonds and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of others) issued (i) in connection with the incurrence or refinancing of Secured Portfolio Debt and (ii) in the ordinary course of business consistent with past practice;

    (h) Indebtedness of the Company and its Subsidiaries represented by Hedging and Interest Swap Obligations entered into in the ordinary course of business consistent with past practice and related to Indebtedness of the Company and its Subsidiaries otherwise permitted to be incurred pursuant to the Indenture; and

    (i)  Secured Portfolio Debt.

    "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

    "Principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

    "Pro Rata Portion" shall have the meaning set forth in Section 11.1(d).

    "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

    "Purchase Money Indebtedness" means Indebtedness of the Company or its Subsidiaries to the extent that (i) such Indebtedness is incurred in connection with the acquisition of specified assets and property (the "Subject Assets") for the business of the Company or its Subsidiaries, including Indebtedness which existed at the time of the acquisition of such Subject Asset and was assumed in connection therewith, and (ii) the Liens securing such Indebtedness are limited to the Subject Asset.

    "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

    "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent (i.e., within 60 days) sale (other than to a Subsidiary of the Company or the ESOP) of Qualified Capital Stock or any issuance of Qualified Capital Stock in exchange for any Capital Stock or Subordinated Indebtedness issued on or after the Issue Date.

    "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

    "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 of such Security.

    "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 of such Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

    "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) of such Person ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

    "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of (each of (a) and (b) above is a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

    "Registrar" shall have the meaning specified in Section 2.3.

    "Related Business" means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

    "Representative" means the trustee, agent or representative (if any) of Secured Portfolio Debt.

    "Repurchase Date," when used with respect to any Security to be repurchased pursuant to the provisions of Section 4.16, means the date fixed for the repurchase of such Security pursuant to Section 4.16.

    "Repurchase Price," when used with respect to any Security to be repurchased pursuant to the provisions of Section 4.16, means an amount equal to 100% of the principal amount thereof and shall include, without duplication, in each case, accrued and unpaid interest to the Repurchase Date of such Security.

    "Restricted Investment" means any Investment other than:

    (a)  Investments in Customer Receivables;

    (b)  Investments in Cash Equivalents;

    (c)  Investments existing on the Issue Date;

    (d)  Investments in the Company or a Wholly-Owned Subsidiary;

    (e) Investments in any Person engaged in a Related Business if, as a consequence of such Investment, (i) such Person becomes a Wholly-Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or conveys substantially all of its assets to the Company or a Wholly-Owned Subsidiary of the Company;

    (f) Investments consisting of loans or advances to employees of the Company or any of its Subsidiaries (i) for moving, entertainment, travel and other similar expenses in the ordinary course of business not exceeding $250,000 outstanding in the aggregate at any one time or
         (ii) pursuant to the HPSC Stock Loan Program not exceeding $400,000 (or such greater amount as may be permitted under Federal Reserve regulations from time to time) outstanding in the aggregate at any one time;

    (g) Investments made as a result of the receipt of non-cash consideration in connection with the sale, lease, disposal, pledge, encumbrance or other transfer of Customer Receivables;

    (h)  Investments not otherwise specified in clauses (a) through
         (g) above not exceeding $1,000,000 outstanding in the aggregate at any one time; and

    (i)  Investments not otherwise specified in clauses (a) through
         (h) above which are from time to time permitted to be made by HPSC or any of its Subsidiaries under Section 8.3 (or any successor provision) of the Revolver Agreement.

    "Responsible Officer" means an officer of the Trustee in the department or other group administering the trust established hereby.

    "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of any Capital Stock of such Person or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or any Subsidiary of such Person, (c) other than with the proceeds from the substantially concurrent (i.e., within 60 days) sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness of such Person or any Affiliate or Subsidiary of such Person, directly or indirectly, by such Person or any Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and (d) any Restricted Investment by such Person; provided that the term "Restricted Payment" does not include
(i) any dividend, distribution or other payment on or with respect to, or on account of the purchase, redemption or other acquisition or retirement for value of, Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer or (ii) any dividend, distribution or other payment to the Company or to any of its Wholly-Owned Subsidiaries by the Company or any of its Subsidiaries.

    "Restricted Stock Plans" shall mean collectively, (i) the Company's 1995 Stock Incentive Plan and (ii) comparable plans providing for the issuance of Capital Stock of the Company to officers, directors and employees of the Company and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

    "Revolver Agreement" means the credit agreement dated as of December 12, 1996, as amended on the Issue Date, by and among the Company and ACFC, certain financial institutions, and The First National Bank of Boston, as agent, providing for an aggregate $95,000,000 revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may by the Company be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Revolver Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Revolver Agreement by the Company and all refundings, refinancings and replacements of any such Revolver Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,
(ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers thereunder include the Company and its successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

    "Savings Bank Indebtedness" of the Company or any Subsidiary means any Indebtedness owed to a savings bank or other financial institution, which Indebtedness is (i) created, incurred, assumed or guaranteed by the Company or such Subsidiary of the Company in order to finance one or more Customer Receivables created in the ordinary course of business of the Company or such Subsidiary and (ii) secured by a Lien on such Customer Receivable(s).

    "Secured Portfolio Debt" of the Company or any Subsidiary means any Indebtedness, including principal, interest (including, without limitation, interest accruing after the commencement of any bankruptcy case or proceedings whether or not allowed as a claim in such case or proceeding) fees, collateral protection expenses and enforcement costs, of the Company or such Subsidiary under the Revolver Agreement, Savings Bank Indebtedness and any other Indebtedness of the Company or such Subsidiary, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed by the Company or such Subsidiary, which Indebtedness is (i) created, incurred, assumed or guaranteed by the Company or such Subsidiary of the Company in order to finance one or more Customer Receivables created in the ordinary course of business of the Company or such Subsidiary and (ii) secured by a Lien on such Customer Receivable(s).

    "SEC" means the Securities and Exchange Commission.

    "Securities" means the ___% Senior Subordinated Notes due 2007, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

    "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

    "Senior Indebtedness" of the Company or any of its Subsidiaries means any Indebtedness of the Company or such Subsidiary, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed by the Company or such Subsidiary, other than Indebtedness as to which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness is subordinated or junior to the Securities. Notwithstanding the foregoing, however, in no event shall Senior Indebtedness include (a) Indebtedness owed to any Subsidiary of the

Company or any officer, director or employee of the Company or any Subsidiary of the Company or (b) Indebtedness incurred in violation of the terms of this Indenture.

    "Sinking Fund" means the method provided in this Indenture and the Securities for amortizing the aggregate principal amount of the Securities.

    "Sinking Fund Payment Date" means the first day of each ____, ____, ____, and ___, commencing ____ 1, ___ and continuing through ____ 1, 200__.

    "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

    "Stated Maturity," when used with respect to any Security, means _______, 2007.

    "Stock Option Plans" shall mean collectively, (i) the Company's 1987 Stock Option Plan, (ii) the HPSC, Inc. 1988 Director's Stock Option Plan, and
(iii) comparable plans providing for the issuance of options to purchase Capital Stock of the Company to officers, directors and/or employees of the Company and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

    "Subordinated Indebtedness" means Indebtedness of the Company that is (i) subordinated in right of payment to the Securities in any respect or (ii) any Indebtedness which is expressly subordinate to Senior Indebtedness and has a stated maturity on or after the Stated Maturity.

    "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation described in clause (i) above) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not constitute a Subsidiary of the Company or of any of the Company's Subsidiaries.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

    "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

    "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

    "Voting Stock" means Capital Stock of the Company having generally the right to vote in the election of a majority of the directors of the Company or having generally the right to vote with respect to the organizational matters of the Company.

    "Wholly-Owned" or "wholly-owned" with respect to a Subsidiary of any Person means a Subsidiary of such Person of which all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.


         SECTION 1.2  Incorporation by Reference of TIA.

    Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

    "Commission" means the SEC.

    "Indenture security" means any of the Securities.

    "Indenture securityholder" means a Holder or a Securityholder.

    "Indenture to be qualified" means this Indenture.

    "Indenture trustee" or "institutional trustee" means the Trustee.

    "Obligor" on the indenture securities means the Company and any other obligor on the Securities.

    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

    SECTION 1.3  Rules of Construction.

    Unless the context otherwise requires:

    (1)  a term has the meaning assigned to it;

    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

    (3)  "or" is not exclusive;

    (4) words in the singular include the plural, and words in the plural include the singular;

    (5)  provisions apply to successive events and transactions;

    (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

    (7)  references to Sections or Articles means reference to such Section or
Article in this Indenture, unless stated otherwise.


                                     ARTICLE  II

                                    THE SECURITIES

    SECTION 2.1  Form and Dating.

    The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

    The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

    SECTION 2.2  Execution and Authentication.

    Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

    If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

    A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

    The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $23,000,000, upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $23,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

    Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

    SECTION 2.3  Registrar and Paying Agent.

    The Company shall maintain an office or agency in the City of Boston, in the Commonwealth of Massachusetts, where Securities may be presented or surrendered for payment ("Paying Agent"), where Securities may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

    The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

    The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

    The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

    SECTION 2.4  Paying Agent to Hold Assets in Trust.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

    SECTION 2.5  Securityholder Lists.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).

    SECTION 2.6  Transfer and Exchange.

    (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

    (x)  to register the transfer of such Definitive Securities; or

    (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided that the definitive securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

    (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

    (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

    (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

         (i)  Any Person having a beneficial interest in a Global
         Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of (A) written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and (B) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification (which may be submitted by facsimile) from such Person to that effect (in substantially the form set forth on the reverse of the Security), then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

         (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

    (e) Restrictions on Transfer and Exchange of Global Securities. Not-withstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

    (f) Authentication of Definitive Securities in Absence of Depository. If at any time (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice or
(ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, then, in either event, the Company will execute, and the Trustee, upon receipt of an Offi-cers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

    (g) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

    (h) Obligations with respect to Transfers and Exchanges of Definitive Securities.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges not involving any transfer pursuant to
         Section 2.2 (fourth paragraph), 2.10, 3.7, 4.16(e), 9.5 or 10.1
         (final paragraph)).

         (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to
         Article III, except the unredeemed portion of any Definitive Security being redeemed in part, (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X hereof or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing or (c) any Security which has been surrendered for repurchase at the option of the Holder pursuant to Article X or Section 4.16 hereof, except the portion, if any, of such Security not to be so repurchased.

         (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Company shall be affected by notice to the contrary.


    SECTION 2.7  Replacement Securities.

    If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

    Every replacement Security is an additional obligation of the Company.


    SECTION 2.8  Outstanding Securities.

    Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in
Section 2.9.

    If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

    If on a Redemption Date or the Maturity Date the Paying Agent (other than an Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal of, premium, if any, and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited pursuant to this Indenture, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

    SECTION 2.9  Treasury Securities.

    In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

    SECTION 2.10  Temporary Securities.

    Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

    SECTION 2.11  Cancellation.

    The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company or in accordance with its records disposal policies, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Except as set forth in Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

    SECTION 2.12  Defaulted Interest.

    Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security

(or one or more predecessor Securities) is registered at the close of business on the record date for such interest or liquidated damages.

    Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

    (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, if any, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

    Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                     ARTICLE  III

                              REDEMPTIONS; SINKING FUND

    SECTION 3.1  Right of Redemption.

    Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article
III. On or after _____, 2002, the Company will have the right to redeem all or any part of the Securities, other than through the operation of the Sinking Fund provided for in Section 3.8, at the Redemption Prices specified in Paragraph 5 of the Securities, in each case (subject to the right of the Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), including accrued and unpaid interest thereon to the Redemption Date.

    SECTION 3.2  Notices to Trustee.

    If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, or is required to redeem Securities pursuant to the operation of the Sinking Fund provided for in Section 3.8, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders. In the event that, with respect to a redemption of Securities pursuant to the operation of the Sinking Fund provided for in Section 3.8, the Company elects to reduce the amount of any Sinking Fund Payment pursuant to the provisions of Section 3.8(a), the notice to the Trustee shall also state the amount of such reduction and the basis for such reduction as set forth in Section 3.8.

    The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least five days prior to the date on which notice is to be given (or such shorter period as the Trustee shall permit), as set forth in
Section 3.4. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

    SECTION 3.3  Selection of Securities to Be Redeemed.

    If less than all outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depository, legal or stock exchange requirements.

    The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

    SECTION 3.4  Notice of Redemption.

    At the Company's written request made at least five days prior to the date on which notice is to be given (or such shorter period as the Trustee shall permit), the Trustee shall, at least 30 days but not more than 60 days before a Redemption Date, whether through operation of the Sinking Fund or otherwise, mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. Each notice for redemption shall identify the Securities to be redeemed and shall state:

         (1)  the Redemption Date;

         (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

         (3)  the name, address and telephone number of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

         (5) that, unless (a) the Company defaults in its obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities shall be to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

         (6) if any Security is being redeemed in part, the portion of the principal amount equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

         (8)  the CUSIP number of the Securities to be redeemed; and

         (9) whether the redemption notice is being sent pursuant to the optional redemption provisions of Paragraph 5 of the Securities or pursuant to the operation of the Sinking Fund provided for in Section 3.8.

    SECTION 3.5  Effect of Notice of Redemption.

    Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption shall become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

    SECTION 3.6  Deposit of Redemption Price.

    Prior to 10:00 A.M. on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

    If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under this Indenture, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

    SECTION 3.7  Securities Redeemed in Part.

    Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.

    SECTION 3.8  Sinking Fund.

    (a) As and for a Sinking Fund for the retirement of the Securities, the Company will, until all the Securities are paid or payment thereof provided for, deposit in accordance with Section 3.6 on or prior to each Sinking Fund Payment Date an amount in Cash sufficient to redeem on such Sinking Fund Payment Date, at a Redemption Price equal to 100% of the aggregate principal amount of the Securities so redeemed, such principal amount of Securities as shall be set forth below or such lesser amount as may be outstanding, plus all accrued and unpaid interest thereon; provided that such principal amount of Securities to be redeemed may, at the option of the Company, be reduced in inverse order of maturity by an amount equal to the sum of (i) the principal amount of Securities theretofore issued and acquired at any time by the Company and delivered to the Trustee for cancellation, and not theretofore made the basis of a Sinking Fund payment and (ii) the principal amount of Securities at any time redeemed and paid pursuant to the provisions of Paragraph 5 of the Securities and this Article III, or which shall at any time have been duly called for redemption (other than through operation of the Sinking Fund) and the Redemption Price of which shall have been deposited in trust for that purpose and which have not been theretofore made the basis of a Sinking Fund Payment:


____________, 200_                                           $___________

____________, 200_                                           $___________

____________, 200_                                           $___________

____________, 200_                                           $___________

____________, 200_                                           $___________

____________, 200_                                           $___________

____________, 200_                                           $___________

____________, 200_                                           $___________

____________, 200_                                           $___________

    (b) Each Sinking Fund payment shall be applied to the redemption of Securities on the related Sinking Fund Payment Date.

    (c) In the event that the Company elects to reduce the amount of any Sinking Fund Payment pursuant to the provisions of Section 3.8(a), the notice to the Trustee shall also state the amount of such reduction and the basis for such reduction as provided in Section 3.8(a). Notice of redemption of the Securities to redeemed on a Sinking Fund Payment Date, selection of such Securities and the redemption of such Securities shall be made on the terms and in the manner described in Sections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7

                                      ARTICLE IV

                                      COVENANTS


    SECTION 4.1  Payment of Securities.

    The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 A.M., New York City time on that date, Cash deposited and designated for and sufficient to pay such installment.

    The Company shall pay interest on overdue principal and premium, if any, and on overdue installments of interest, at the rates specified in the Securities compounded semi-annually, to the extent lawful.

    SECTION 4.2  Maintenance of Office or Agency.

    The Company shall maintain in the City of Boston, the Commonwealth of Massachusetts, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

    The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Boston, the Commonwealth of Massachusetts, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee located at ____________ Street, Boston, Massachusetts _____.

    SECTION 4.3  Limitation on Restricted Payments.

    The Company shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio in Section 4.11(a) or (c) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (i) $2,500,000, plus (ii) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (iii) 100% of the aggregate Net Cash Proceeds received by the Company and not applied in connection with a Qualified Exchange from the issue or sale after the Issue Date of its Qualified Capital Stock or its debt securities that have been converted into Qualified Capital Stock (other than an issue or sale to a Subsidiary of the

Company), including the Net Cash Proceeds received by the Company upon the exercise, exchange or conversion of such securities into Qualified Capital Stock), plus (iv) the Net Cash Proceeds received by the Company or any of its Subsidiaries from its investment in, and the sale, disposition or other liquidation of, any Restricted Investment.

    The foregoing clauses (b) and (c) of the immediately preceding paragraph, however, will not prohibit (v) a Qualified Exchange, (w) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, (x) any redemption or repurchase or payment on account of Capital Stock of the Company required to be made under (i) the Restricted Stock Plans or (ii) the Stock Option Plans, in an amount equal to the sum of the exercise prices paid to the Company by the holder of such Capital Stock upon the exercise of such stock options, (y) (i) any redemption or repurchase by the Company of its Capital Stock, (ii) any contribution or dividend paid by the Company to the ESOP or
(iii) any loan made by the Company to the ESOP, in each case (A) only to the extent made in the ordinary course of business consistent with past practice and pursuant to the terms of the ESOP and the provisions of ERISA and the Code and (B) not to exceed in the aggregate $[300,000] per calendar year and
(z) any contribution or dividend paid by the ESOP, in each case only to the extent used by the ESOP (i) to pay administrative expenses of the ESOP in an amount not to exceed $100,000 per year or (ii) to repay Indebtedness of the ESOP owed to the Company or its Subsidiaries. The full amount of any Restricted Payment made pursuant to the foregoing clauses (w) and (x) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made which is referred to in clause (c) of the immediately preceding paragraph.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available internal financial statements; provided that a failure to so deliver such Officers' Certificate shall not constitute a Default if the Company provides the Officers' Certificate within 30 days of the date of making such Restricted Payment and conclusively demonstrates therein that the Restricted Payment was permitted to be made on the date made. The Trustee may rely on such Officers' Certificate without further inquiry.

    SECTION 4.4  Corporate Existence.

    Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of its Subsidiaries in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights

(charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided that the Company shall not be required to preserve, with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

    SECTION 4.5  Payment of Taxes and Other Claims.

    Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP.

    SECTION 4.6  Maintenance of Properties and Insurance.

    The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.6 shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

    The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries.

    SECTION 4.7  Compliance Certificate; Notice of Default.

    (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year (commencing with the Company's 1997 fiscal year) an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

    (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Responsible Officers receives written notice thereof from the Company or any of the Holders.

    SECTION 4.8  Reports and Other Information.

    Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder within 10 days after it is or would have been required to file them with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing).

    SECTION 4.9  Limitation on Status as Investment Company.

    Neither the Company nor any of its Subsidiaries shall be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation as an investment company under the Investment Company Act.

    SECTION 4.10  Limitation on Transactions with Affiliates.

    The Company shall not, and shall not permit any of its Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions, unless such Affiliate Transaction is made in good faith, the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and are on terms at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not Affiliates; provided that the foregoing restrictions shall not apply to Exempted Affiliate Transactions.

    Without limiting the foregoing, any Affiliate Transaction or series of related Affiliate Transactions (i) involving consideration to either party in excess of $2,000,000, must be evidenced by a resolution of a committee of non-employee directors of the Company who are disinterested with respect to such transaction (an "Independent Committee"), set forth in an Officers' Certificate addressed and delivered to the Trustee, certifying that (a) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and no less favorable to the Company or such Subsidiary, as the case may be, than could have been obtained in an arm's-length transaction with a non-Affiliate and (b) such Affiliate Transaction has been approved by a majority of the members of an Independent Committee, and (ii) involving consideration to either party in excess of $5,000,000 must be evidenced by a resolution of an Independent Committee in accordance with the foregoing clause (i) and, prior to the consummation thereof, a written favorable opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view from an independent investment banking firm of national reputation; provided that the foregoing restrictions shall not apply to Exempted Affiliate Transactions.

    SECTION 4.11 Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

    (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Funded Recourse Debt (including Acquired Indebtedness) or any Disqualified Capital Stock; provided that, notwithstanding the foregoing, (i) the Company may, and may permit any of its Subsidiaries to, incur Funded Recourse Debt (including Acquired Recourse
Debt) or Disqualified Capital Stock if (A) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Funded Recourse Debt or Disqualified Capital Stock and the application of the proceeds therefrom and (B) on the date of such incurrence (the "Incurrence Date"), the Consolidated Interest Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Funded Recourse Debt or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Interest Coverage Ratio, the use of proceeds therefrom, would be at least 1.55 to 1.0 and (ii) the Company may, and may permit any of its Subsidiaries to, incur any Permitted Recourse Debt (including, without limitation, Secured Portfolio
Debt).

    (b) The Company shall not, directly or indirectly, incur any unsecured Funded Recourse Debt unless such unsecured Funded Recourse Debt is subordinated in right of payment to payment of the Securities upon terms and conditions no less favorable to the Holders that the subordination provisions contained in Article XI of this Indenture.

    (c) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any unsecured Funded Recourse Debt which by its terms (or by the terms of any agreement covering such Funded Recourse
Debt) is subordinated to any other Indebtedness of the Company unless such unsecured Funded Recourse Debt is also by its terms (or by the terms of any agreement covering such Funded Recourse Debt) made expressly subordinate to the Securities to the same extent and in the same manner as such unsecured Funded Recourse Debt is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.

    (d) Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

    SECTION 4.12 Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.

    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or otherwise to transfer assets or property to, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities or this Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date or under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions, in each case, existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than to the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (d) any such restriction or requirement imposed by Indebtedness of the Company and its Subsidiaries under the Revolver Agreement (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part, including any extended maturity or increase in the amount thereof); provided that such restriction or requirement is no more restrictive than that imposed by the Revolver Agreement in effect as of the Issue Date, (e) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets of such Subsidiary which are being sold, (f) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clause (c) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, (g) any such restriction or requirement imposed by non-recourse or limited-recourse Indebtedness of "special purpose" Subsidiary of the Company which was or is incurred solely in connection with the securitization of Customer Receivables in the ordinary course of business consistent with past practice and (h) any Lien permitted by the provisions of Section 4.13 hereof.

    SECTION 4.13  Limitation on Liens.

    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of their respective Non-Receivable Assets, whether now owned or hereinafter acquired, securing any Funded Recourse Debt of the Company unless the Securities are equally and ratably secured; provided that (i) the foregoing restrictions shall not prohibit the Company or its

Subsidiaries from incurring Permitted Liens and (ii) if such Funded Recourse Debt is by its terms expressly subordinate to the Securities, the Lien securing such Funded Recourse Debt shall be subordinate and junior to the Lien securing the Securities or the Guarantees, with the same relative priority as such subordinated Funded Recourse Debt shall have with respect to the Securities.

    SECTION 4.14  Waiver of Stay, Extension or Usury Laws.

    The Company hereby covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

    SECTION 4.15  Limitation on Lines of Business.

    Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

    SECTION 4.16  Repurchase of Securities Upon Death of Holder.

    (a) Option Upon Death Of Holders. Upon the death of any Holder of Securities, and upon the further receipt by the Company of a written request for repurchase and the other documents referred to in clauses (i), (ii) and
(iii) below, and satisfaction of the conditions set forth in subsection (b) below, the Company shall be required to pay, in accordance with the terms of this Section 4.16, the Repurchase Price of, and (except if the Repurchase Date shall be an Interest Payment Date) any accrued interest on all or such portion (which portion shall be an integral multiple of $1,000 in excess of the minimum authorized denomination) of the Security or Securities held by the deceased Holder at the date of such Holder's death as requested, provided that the Company shall not be required to make repurchase payments aggregating more than (i) $25,000 in principal amount (plus accrued interest) in any calendar year on a Security or Securities held by any one deceased

Holder or (ii) $250,000 in principal amount (plus accrued interest) in any calendar year on Securities held by any number of deceased Holders (the "Maximum Annual Repurchase Amount"). Subject to subsection (b) below, the repurchase of such Securities shall be made in the order in which requests therefor are received (subject to the aforesaid Maximum Annual Repurchase Amount limitation) within 30 days following receipt by the Company or the Trustee of the following:

         (i) a written request for repurchase of the Security or Securities signed by a duly authorized representative of the Holder, which request shall set forth the name of the deceased Holder, the date of death of the deceased Holder, and the principal amount of the Security or Securities to be repaid;

         (ii) the certificates (if any other than with respect to a global Security) representing the Security or Securities to be repaid; and

         (iii) evidence satisfactory to the Company and the Trustee of the death of such deceased Holder and the authority of the representative to such extent as may be required by the Trustee.

    Securities not repaid in any calendar year because of the Maximum Annual Repurchase Amount limitation may be held by the Trustee at the request of the authorized representative of the deceased Holder and repaid in subsequent years in the order in which such Securities are received.

    Authorized representatives of a Holder shall include the following: executors, administrators or other legal representatives of an estate; trustees of a trust; joint owners of Securities owned in joint tenancy or tenancy by the entirety; custodians; conservators; guardians; attorneys-in-fact; and other Persons generally recognized as having legal authority to act on behalf of another. For purposes of this Section 4.16, the death of a Person owning a Security or Securities in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Security or Securities, and the entire principal amount of the Security or Securities so held shall be subject to repurchase, together with accrued interest thereon to the Repurchase Date, in accordance with the provisions of this Section 4.16, the death of a Person owning a Security or Securities by tenancy in common shall be deemed the death of a Holder of Security or Securities only with respect to the deceased Holder's interest in the Security or Securities so held by tenancy in common; except that in the event a Security or Securities are held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Security or Securities, and the entire principal amount of the Security or Securities so held shall be subject to repurchase in accordance with the provisions of this Section. A Person who, during such Person's lifetime, was entitled to substantially all of the beneficial interests of ownership of Securities will, upon such Person's death, be deemed the Holder thereof for purposes of this Section, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers (or Gifts) to Minors Act, community property or other joint ownership arrangements between a husband and wife, and trust arrangements where one Person has substantially all of the beneficial ownership interests in Securities during such Person's lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of Securities and the right to receive the proceeds therefrom, as well as principal thereof and interest thereon.

    If Securities are then issued in global form, the Company or the Trustee may adopt appropriate procedures to allow beneficial owners of Securities to obtain payment in accordance with the requirements of the Depository in the event of a request for repurchase of the Securities pursuant to this Section 4.16.

    (b) Conditions to Repurchase. A Security or Securities held by the deceased Holder shall not be entitled to repurchase pursuant to this Section unless all of the following conditions are met:

         (i) the Securities to be repaid shall have been registered on the Security register in the name of the deceased Holder (or, in the case of a Security in global form, there is evidence that the deceased was the Holder) since the issue date of such Securities or for a period of at least six months prior to the date of the deceased Holder's death, whichever is less;

         (ii) the Company or the Trustee shall have received a written request for repurchase within one year after the date of the deceased Holder's death or, in the case of requests for a subsequent repurchase of a Security or Securities held by such deceased Holder, within one year after any such preceding request;

         (iii) the Company shall not, after giving effect to such repurchase, have made repurchase payments aggregating more than the Maximum Annual Repurchase Amount in principal amount (plus accrued interest) of Securities within the then current calendar year;

         (iv) the Company shall not, after giving effect to such repurchase, be in default with respect to any Funded Recourse Debt; and

         (v) the Company shall not be subject to any law, regulation, agreement or administrative directive preventing such repurchase.

    (c) Deposit of Repurchase Price. Within 30 days after the receipt by the Company or the Trustee of any request for repurchase of a Security or Securities or any portion thereof duly made pursuant to this Section 4.16, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of Cash sufficient to pay the Repurchase Price of, and (except if the Repurchase Date shall be an Interest Payment Date) any accrued interest on all the Securities or portions thereof which are to be repaid on that date.

    (d) Securities Payable on Repurchase Date. A written request having been made as described above, the Security or Securities so to be repurchased shall, on the Repurchase Date, become due and payable at the Repurchase Price, and from and after such date (unless the Company shall default in the payment of the Repurchase Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for repurchase in accordance with said request, such Security shall be paid by the Company at the Repurchase Price, together with any accrued interest to the Repurchase Date; provided that installments of interest on Securities whose stated maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, registered as such at the close of business on the record dates therefor according to their terms. If any Security to be repurchased shall not be so repurchased upon surrender thereof for repurchase, the principal, until paid, shall bear interest from the Repurchase Date at the rate prescribed therefor in the Security.

    (e) Securities Repurchased in Part. Any Security which is to be repaid only in part shall be surrendered at any office or agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, containing identical terms and provisions, of any authorized denomination (in integral multiples of $1,000) as requested by such Holder in aggregate principal amount equal to and in exchange for the unpaid portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Security in global form as shall be specified in the Officers Certificate with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unpaid portion of the principal of the Security in global form so surrendered.

                                      ARTICLE V

                                SUCCESSOR CORPORATION

    SECTION 5.1  Limitation on Merger, Sale or Consolidation.

    (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (A) the Company is the continuing entity or (B) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated resulting, surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio set forth in Section 4.11(a) hereof.

    (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    SECTION 5.2  Successor Corporation Substituted.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).

                                      ARTICLE VI

                            EVENTS OF DEFAULT AND REMEDIES

    SECTION 6.1  Events of Default.

    "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (1) failure by the Company to pay any installment of interest upon the Securities as and when the same becomes due and payable, and the continuance of such default for a period of 15 days;

    (2) failure by the Company to pay all or any part of the principal of, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption or repurchase, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price in accordance with Article X;

    (3)  failure by the Company to comply with the provisions of Article V;

    (4) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

    (5) a default under Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $1,000,000 (a) resulting from the failure to pay principal of, premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

         (6) the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $1,000,000 if (A) any creditor has commenced an enforcement proceeding with respect to such final judgments or
(B) such final judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after their entry;

         (7) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a Custodian of the Company or any of its Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or

         (8) the Company or any of its Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

    Notwithstanding the 30-day period and notice requirement contained in
Section 6.1(4) above, (i) with respect to a default under Article X the 30-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 10.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; provided that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on such due date.

    If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such default.

    SECTION 6.2  Acceleration of Maturity Date; Rescission and Annulment.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(7) or (8) relating to the Company or any of its Subsidiaries), then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal (and premium, if any) and accrued interest thereon of the Securities (or the Change of Control Payment if the Event of Default includes failure to pay the Change of Control Payment), determined as set forth below, to be due and payable immediately; provided that in the event a declaration of acceleration (or a Default which, after the giving of notice, the lapse of time or both) resulting from an Event of Default described in Section 6.1(5) or (6) above has occurred and is continuing, such declaration of acceleration or such Default, as the case may be, shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof (in the case of an Event of Default under Section 6.1(5) above) or 45 days thereof (in the case of an Event of Default under Section 6.1(6) above) and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in Section 6.1(5) or (6) as applicable, has occurred that has not been cured or waived, or as to which the declaration has not been rescinded, within such specified number of days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(7) or (8) relating to the Company or any Subsidiary occurs, all principal (and premium, if any) and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

    At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

    (1) the Company has paid or deposited with the Trustee Cash sufficient to pay:

         (A)  all overdue interest on all Securities,

         (B) the principal of, and premium, if any, payable with respect to any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

         (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rates set forth in the Securities,

         (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under Section 7.7, and

    (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 10.1.

    Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

    SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by
Trustee.

    The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, or interest at the rates set forth in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due to the Trustee under Section 7.7.

    If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

    If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

    SECTION 6.4  Trustee May File Proofs of Claim.

    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

    (1) to file and prove a claim for the whole amount of principal, premium, if any, or interest owing and unpaid in respect of the Securities and to file such other papers or documents and take such other actions, including participating in a meeting of any committee of creditors appointed in the matter, as the Trustee may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

    (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

    SECTION 6.5  Trustee May Enforce Claims Without Possession of Securities.

    All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

    SECTION 6.6  Priorities.

    Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

    FIRST:  To the Trustee in payment of all amounts due pursuant to Section
7.7;

    SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, or interest, respectively; and

    THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

    The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

    SECTION 6.7  Limitation on Suits.

    No Holder or Holders of any Security or Securities shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

    (A) such Holder or Holders have previously given written notice to the Trustee of a continuing Event of Default;

    (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

    (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

    (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

    (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or the Securities to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Securities, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

    SECTION 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

    Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on such Security on the dates such payments are required to be made, as set forth in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date and in the case of the Change of Control Purchase Price, on the applicable Change of Control Payment Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

    SECTION 6.9  Rights and Remedies Cumulative.

    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    SECTION 6.10  Delay or Omission Not Waiver.

    No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

    SECTION 6.11  Control by Holders.

    The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee; provided that:

         (1) such direction shall not be in conflict with any applicable law (including the TIA) or with this Indenture,

         (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or may subject the Trustee to personal liability, and

         (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

    The record date for purposes of determining the identity of the Holders of the Securities entitled to vote or consent to any action pursuant to this
Section 6.11 shall be determined as provided for in TIA Section 3.16(c).

    SECTION 6.12  Waiver of Past Default.

    Subject to Section 6.8, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default:

    (A) in the payment of the principal of, premium, if any, or interest on any Security as specified in clauses (1) and (2) of Section 6.1 which has not yet been cured; or

    (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby.

    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

    SECTION 6.13  Undertaking for Costs.

    All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party to such suit, having due regard to the merits and good faith of the claims or defenses made by such party; provided that the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium, if any, or interest on any Security on or after the respective Maturity Date set forth in such Security (including, in the case of redemption, on or after the Redemption Date).

    SECTION 6.14  Restoration of Rights and Remedies.

    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                     ARTICLE VII

                                       TRUSTEE

    The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

    SECTION 7.1  Duties of Trustee.

    (a) If a Default or an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

    (b)  Except during the continuance of a Default or an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1)  This paragraph does not limit the effect of paragraph (b) of this
    Section 7.1,

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

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

    (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repurchase of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

    (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

    SECTION 7.2  Rights of Trustee.

    Subject to Section 7.1:

    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than any agent who is an employee of the Trustee) appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

    (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

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

    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

    (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an officer of the Company.

    (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.1, 6.1(1), 6.1(2) or
(ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

    (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

    SECTION 7.3  Individual Rights of Trustee.

    The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. Notwithstanding the foregoing, the Trustee must comply with Sections
7.10 and 7.11 at all times.

    SECTION 7.4  Trustee's Disclaimer.

    The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

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

    SECTION 7.5  Notice of Default.

    If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail at the Company's expense to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of, principal of or premium, if any, or interest on any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date and the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

    SECTION 7.6  Reports by Trustee to Holders.

    Within 60 days after each [May 15] beginning with the [May 15] following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such [May 15] that complies with TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

    The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

    A copy of each report at the time of its mailing to Securityholders shall be mailed to the Trustee and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

    SECTION 7.7  Compensation and Indemnity.

    The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law concerning the compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

    The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in

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connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

    To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a claim prior to the Securities on all assets held or collected by the Trustee in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on the Securities.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

    The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

    SECTION 7.8  Replacement of Trustee.

    The Trustee may resign by so notifying the Company in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10;

         (b)  the Trustee is adjudged bankrupt or insolvent;

         (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

         (d)  the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

    SECTION 7.9  Successor Trustee by Merger, Etc.

    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

    SECTION 7.10  Eligibility; Disqualification.

    The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

    SECTION 7.11  Preferential Collection of Claims Against Company.

    The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                     ARTICLE VIII

                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                              SATISFACTION AND DISCHARGE


    SECTION 8.1  Option to Effect Legal Defeasance and Discharge.

    The Company may, at its option and at any time, elect to have Section 8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

    SECTION 8.2  Legal Defeasance and Discharge.

    Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all of its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

    SECTION 8.3  Covenant Defeasance.

    Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 and Article V with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Sections 6.1(3) and (4) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(5) and 6.1(6) shall not constitute Events of Default.

         SECTION 8.4  Conditions to Legal or Covenant Defeasance.

    The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities:

    (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) Cash in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (iii) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, or interest; provided that the Trustee shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities and the Holders of Securities must have a valid, perfected, fist priority security interest in such trust.

    (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as
Section 6.1(7) or 6.1(8) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 will cease to be in effect unless an Event of Default under Section 6.1(7) or 6.1(8) occurs during such period);

    (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

    (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

    (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in, in the case of the Officers' Certificate, (a) through (f) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) (if applicable), (c) and (e) of this Section 8.4 have been complied with.

    SECTION 8.5 Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

    Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

    SECTION 8.6  Repayment to the Company.

    (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time, upon the request of the Company, any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

    (b) Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or interest have become due and payable shall be paid to the Company on its request, and the Holder of such

Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED that the Trustee or such Paying Agent, before being required to make any such repurchase, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

    SECTION 8.7  Reinstatement.

    If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; PROVIDED that if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash or U.S. Government Obligations held by the Trustee or Paying Agent.

    SECTION 8.8  Satisfaction and Discharge.

    In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations under this Indenture when:

         (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

         (2) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

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

                                      ARTICLE IX

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS


    SECTION 9.1  Supplemental Indentures Without Consent of Holders.

    Without the consent of any Holder, the Company (when authorized by Board Resolutions) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

    (1) to cure any ambiguity, defect, typographical error or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

    (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

    (3) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the legal rights of any Holder under this Indenture, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

    (4) to provide collateral for the Securities or additional obligors upon, or guarantors of payment of, the Securities;

    (5) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V;

    (6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

    (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities.

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

    SECTION 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by written act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution) and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities; PROVIDED that no such amendment or supplement to Article XI of this Indenture, or indenture or indentures supplemental which add any provision to or change in any manner or eliminate any of the provisions of Article XI of this Indenture or which modify in any manner the rights of the Holders under Article XI of this Indenture shall be effective unless such amendment, supplement or indenture or indentures supplemental has been approved in writing by the Representative or Representatives of all Designated Secured Portfolio Debt then outstanding. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities; PROVIDED that no waiver of compliance by the Company with any provision of Article XI of this Indenture shall be effective unless such waiver has been approved in writing by the Representative or Representatives of all Designated Secured Portfolio Debt then outstanding. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby (and, in the case of any amendment, supplemental indenture or waiver of any provision of Article XI of this Indenture, without the written consent of each Representative of any Designated Secured Portfolio Debt then outstanding):

    (1) reduce the percentage of principal amount of the outstanding Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

    (2) reduce the rate or extend the time for payment of interest on any Security;

    (3) reduce the principal amount of any Security, or reduce the Change of Control Purchase Price or the Redemption Price;

    (4) change the Stated Maturity or the Change of Control Purchase Date of any Security;

    (5)  alter the redemption provisions of Article III or the provisions of
Section 4.16 or Article X in a manner adverse to any Holder;

    (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, premium, if any, or interest on, or redemption payment with respect to, any Security, including without limitation any changes in Section 6.8, 6.12 or this third sentence of this Section 9.2;

    (7) reduce the principal of, premium, if any, or interest on any Security payable as provided for in this Indenture and the Securities (or change the place of payment where, or the coin, currency or manner in which, any Security or any principal, premium, or interest is payable); or

    (8) make any change to this Indenture that would adversely affect the contractual ranking of the Securities.

    It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

    After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture or waiver.

    After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any outstanding Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of the outstanding Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    SECTION 9.3  Compliance with TIA.

    Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

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

    SECTION 9.4  Revocation and Effect of Consents.

    Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and have not theretofore revoked such consent) to the amendment, supplement or waiver.

    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

    After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

    SECTION 9.5  Notation on or Exchange of Securities.

    If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security briefly describing the changed terms and return it to

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

the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Security, shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

    SECTION 9.6  Trustee to Sign Amendments, Etc.

    The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                      ARTICLE X

                  RIGHT TO REQUIRE REPURCHASE UPON CHANGE OF CONTROL


    SECTION 10.1 Repurchase of Securities at Option of the Holder Upon a Change of Control.

    (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date selected by the Company that is no later than 45 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such repurchase date and subject to clause (b)(4) below) accrued and unpaid interest to and including the Change of Control Purchase Date.

    (b) In the event of a Change of Control, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:

         (1) the Change of Control Offer shall commence within 15 Business Days following the occurrence of the Change of Control;

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

         (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law, rule or regulation (the "Change of Control Offer Period");

         (3) upon the expiration of a Change of Control Offer, the Company shall purchase all of the properly tendered Securities at the Change of Control Purchase Price;

         (4) if the Change of Control Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

         (5) the Company shall provide the Trustee and the Paying Agent with notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

         (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

              (i) that the Change of Control Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

              (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest, subject to clause (b)(4) above), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

              (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

              (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this
         Article X or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the section entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

              (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

              (vii) a brief description of the events resulting in such Change of Control.

    Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws (A) shall be deemed to be superseded by the provisions of such laws and (B) shall not be deemed to have been breached by virtue thereof.

    On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest subject to clause (b)(4) above) for all Securities or portions thereof so tendered. Promptly following the Change of Control Purchase Date the Company shall deliver to the Registrar Securities so accepted, together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Purchase Date or promptly thereafter mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, subject to clause (b)(4) above), for such Securities (subject to clause (b)(4) above), and the Trustee or its authenticating agent shall promptly authenticate and the Registrar shall mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; PROVIDED that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                      ARTICLE XI

                             SUBORDINATION OF SECURITIES



    SECTION 11.1.  Securities Subordinated to Secured Portfolio Debt.

    The Company and each Securityholder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment or obligations in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including, without limitation, pursuant to Articles III or X) is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in Cash or Cash Equivalents of all Secured Portfolio Debt of the Company and that these subordination provisions are for the benefit of the holders of Secured Portfolio Debt.

    This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Secured Portfolio Debt, and such provisions are made for the benefit of the holders of Secured Portfolio Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

    The Securities shall in all respects rank (i) PARI PASSU with all other unsecured Funded Recourse Debt of the Company outstanding on the Issue Date and (ii) senior to any Funded Recourse Debt of the Company issued after the Issue Date, and only Indebtedness of the Company which is Secured Portfolio Debt shall rank senior to the Securities in accordance with the provisions set forth herein.

    SECTION 11.2.  No Payment on Securities in Certain Circumstances.

         (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company, as applicable, on account of the principal of, premium, if any, or interest on the Securities (including any repurchases of Securities), or on account of the redemption provisions of the Securities or any obligation in respect of the Securities, for Cash or property, (i) upon the maturity of any Secured Portfolio Debt of the Company, as applicable, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and the interest on such Secured Portfolio Debt are first paid in full in Cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal or interest on or fee in respect of Secured Portfolio Debt of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist; PROVIDED that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Secured Portfolio Debt with respect to which such payment default has occurred and is continuing.

         (b) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company shall be received by the Trustee or the Securityholders at a time when such payment or distribution is prohibited by the provisions of this Section 11.2, such payment or distribution shall be held in trust for the benefit of the holders of such Secured Portfolio Debt, and shall be paid or delivered by the Trustee or such Securityholders, as the case may be, to the holders of such Secured Portfolio Debt remaining unpaid or to their Representative or Representatives, ratably according to the aggregate principal amounts remaining unpaid on account of such Secured Portfolio Debt held or represented by each, for application to the payment of all such Secured Portfolio Debt remaining unpaid, to the extent necessary to pay all such Secured Portfolio Debt in full in Cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Secured Portfolio Debt.

    SECTION 11.3. Securities Subordinated to Prior Payment of All Secured Portfolio Debt on Dissolution, Liquidation or Reorganization.

    Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

         (a) the holders of all Secured Portfolio Debt of the Company, as applicable, will first be entitled to receive payment in full in Cash or Cash Equivalents before the Securityholders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Securities or any obligation in respect of the Securities;

         (b) any payment or distribution of assets of the Company of any kind or character from any source, whether in Cash, property or securities to which the Securityholders

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

or the Trustee on behalf of the Securityholders would be entitled (by set-off or otherwise), except for the provisions of this Article XI, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Secured Portfolio Debt or their Representative to the extent necessary to make payment in full on all such Secured Portfolio Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Secured Portfolio Debt; and

         (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company shall be received by the Trustee or the Securityholders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Secured Portfolio Debt, and shall be paid or delivered by the Trustee or such Securityholders, as the case may be, to the holders of such Secured Portfolio Debt remaining unpaid or to their Representative or Representatives ratably according to the aggregate principal amounts remaining unpaid on account of such Secured Portfolio Debt held or represented by each, for application to the payment of all such Secured Portfolio Debt remaining unpaid, to the extent necessary to pay all such Secured Portfolio Debt in full in Cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Secured Portfolio Debt.

    SECTION. 11.4. Securityholders to Be Subrogated to Rights of Holders of Secured Portfolio Debt.

    Subject to the payment in full in Cash or Cash Equivalents of all Secured Portfolio Debt of the Company as provided herein, the Securityholders shall be subrogated to the rights of the holders of such Secured Portfolio Debt to receive payments or distributions of assets of the Company applicable to the Secured Portfolio Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Secured Portfolio Debt by or on behalf of the Company, or by or on behalf of the Securityholders by virtue of this
Article XI, which otherwise would have been made to the Securityholders shall, as between the Company and the Securityholders, be deemed to be payment by the Company or on account of such Secured Portfolio Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Securityholders, on the one hand, and the holders of such Senior Debt, on the other hand.

    If any payment or distribution to which the Securityholders would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of amounts payable under Secured Portfolio Debt of the Company, then the Securityholders shall be entitled to receive from the holders of such Secured Portfolio Debt any payments or distributions received by such holders of Secured Portfolio Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Secured Portfolio Debt in full in Cash or Cash Equivalents.

    SECTION 11.5.  Obligations of the Company Unconditional.

    Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Securityholders, the obligation of the Company, which is absolute and unconditional, to pay to the Securityholders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Securityholders and creditors of the Company other than the holders of the Secured Portfolio Debt, nor shall anything herein or therein prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Secured Portfolio Debt in respect of Cash, property or securities of the Company received upon the exercise of any such remedy.
Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Secured Portfolio Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

    SECTION 11.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

    The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Secured Portfolio Debt or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

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

    SECTION 11.7.  Application by Trustee of Assets Deposited with It.

    Amounts deposited by the Company in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit did not, or after giving effect to such deposit does not, result in any contravention of any term or provision of the Revolver Agreement and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; PROVIDED that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

    SECTION 11.8. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Secured Portfolio Debt.

    No right of any present or future holders of any Secured Portfolio Debt to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Secured Portfolio Debt may extend, renew, modify or amend the terms of the Secured Portfolio Debt or any security therefor and release; sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture of the Securityholders.

    SECTION 11.9. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

    Each Securityholder by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this
Article XI and to protect the rights of the Securityholders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Secured Portfolio Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Securityholders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Secured Portfolio Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee or the holders of Secured Portfolio Debt or their Representative to vote in respect of the claim of any Securityholder in any such proceeding.

    SECTION 11.10.  Right of Trustee to Hold Secured Portfolio Debt.

    The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Secured Portfolio Debt at any time held by it to the same extent as any other holder of Secured Portfolio Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

    SECTION 11.11.  Article XI Not to Prevent Events of Default.

    This failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Securityholder to pursue any other rights or remedies with respect to the Securities.

    SECTION 11.12. No Fiduciary Duty of Trustee to Holders of Secured Portfolio Debt.

    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Secured Portfolio Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Securityholders of the Securities or the Company or any other Person, Cash, property or securities to which any holders of Secured Portfolio Debt shall be entitled by virtue of this Article XI or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Secured Portfolio Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and to the holders of Secured Portfolio Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Securityholders.

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

    SECTION 11.13.  Acceleration of Payment of Securities.

    If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Secured Portfolio Debt (or their Representative) of the acceleration. If any Designated Secured Portfolio Debt is outstanding, the Company may not pay the Securities until five days after such holders or the Representative of the Designated Secured Portfolio Debt receive notice of such acceleration and, thereafter, may pay the Securities only if this Article XI otherwise permits payment at that time.

                                     ARTICLE XII

                                    MISCELLANEOUS

    SECTION 12.1  TIA Controls.

    If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

    SECTION 12.2  Notices.

    Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         IF TO THE COMPANY:

         HPSC, INC.
         60 STATE STREET, 35TH FLOOR
         BOSTON, MASSACHUSETTS  02109-1803
         ATTENTION:  PRESIDENT
         TELECOPY:  (617) 720-7299

         IF TO THE TRUSTEE:

         STATE STREET BANK AND TRUST COMPANY

         -------------------------------------

         -------------------------------------

         ATTENTION:
                    ----------------------------
         TELECOPY:
                    ----------------------------

    Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

    Any notice or communication mailed to a Securityholder shall be mailed to him or her by first class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

    SECTION 12.3  Communications by Holders with Other Holders.

    Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

    SECTION 12.4  Certificate and Opinion as to Conditions Precedent.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

    (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

    (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

provided, however, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section.

    SECTION 12.5  Statements Required in Certificate or Opinion.

    Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

    (1) a statement that the Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

    (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

    SECTION 12.6  Rules by Trustee, Paying Agent, Registrar.

    The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

    SECTION 12.7  Non-Business Days.

    If a payment date is not a Business Day, any payment required to be paid to Holders may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

    SECTION 12.8  Governing Law.

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


    THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

    SECTION 12.9  No Adverse Interpretation of Other Agreements.

    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

    SECTION 12.10  No Recourse Against Others.

    No direct or indirect , incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such incorporator, stockholder, director, officer or employee. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

    SECTION 12.11  Successors.

    All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

    SECTION 12.12  Duplicate Originals.

    All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

    SECTION 12.13  Severability.

    In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

    SECTION 12.14  Table of Contents, Headings, Etc.

    The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    SECTION 12.15  Qualification of Indenture.

    The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any qualification of this Indenture under the TIA.

                                    SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                             HPSC , INC.,


                             By:  ______________________________
                                  Name: John W. Everets
                                  Title: Chief Executive Officer


Attest: _________________
        Secretary

                             STATE STREET BANK AND
                                  TRUST COMPANY,
                                  as Trustee



                             By:  _______________________________
                                  Name:
                                  Title: Vice President

                                      EXHIBIT A

                                  [FORM OF SECURITY]

                                     HPSC , INC.

                       _____% SENIOR SUBORDINATED NOTE DUE 2007

                                                             CUSIP NO._______

               NO.____________                                 $ ____________

     HPSC , Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of ____________ Dollars, on ______, 2007.

     Interest Payment Dates: _____ 1 and ______ 1, commencing ________1, 1997.

     Record Dates: ________ 15 and __________ 15.

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

DATED: __________________, 1997 .

                                        HPSC , INC.,

[Seal]

                                        By: ___________________________
                                        Name:
                                        Title:

Attest: ________________________
        Name:
        Title: Secretary

                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This is one of the Securities described in the within-mentioned Indenture.



                                   STATE STREET BANK AND TRUST COMPANY



                                   As Trustee



                                   By: _____________________________
                                        Authorized Signatory


                                     HPSC , INC.

                       _____% SENIOR SUBORDINATED NOTE DUE 2007


     Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. (1)



------------------
(1) This paragraph should only be added if the Security is issued in global form.

                        (BACK OF SECURITY)


1.   INTEREST.

     HPSC , Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors of the Company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of _____% per annum To the extent it is lawful, the Company promises to pay interest on overdue installments of interest (without regard to applicable grace periods) at the rate of _____% per annum compounded semi-annually.

     The Company will pay interest semi-annually on ____ 1 and _____ 1 of each year (each, an "Interest Payment Date"), commencing ______ 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from _______, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   METHOD OF PAYMENT.

  The Company shall pay interest on the Securities (except defaulted interest )to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium, if any, and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose within or without the City of Boston, the Commonwealth of Massachusetts or, at the option of the Company, such payments may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee.

3.   PAYING AGENT AND REGISTRAR.

  Initially, State Street Bank and Trust Company (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co- Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

  The Company issued the Securities under an Indenture, dated as of _____, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein have the meanings set forth in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $23,000,000.

5.   REDEMPTION.

  The Securities may be redeemed in whole or from time to time in part at any time on and after ____ 1, 2002, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest, if any, to the Redemption Date. The Securities may not be so redeemed prior to ______ 1, 2002.

          If redeemed during
          the 12-month period
          beginning                Redemption Price

          [2002                         ________%
          2003                          ________%
          2004                          ________%
          2005 AND THEREAFTER           100.0000%]

  Any such redemption will comply with Article III of the Indenture.

6.   SINKING FUND.

  As more fully set forth in the Indenture, the Company is required to redeem on ____ 1, ____ 1, ____ 1, and ___1 of each year, commencing ____ 1, 200 _
and continuing through ____ 1, 200__., a portion of the principal amount of the Securities at a Redemption Price equal to

100% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest to the Redemption Date.

7.   NOTICE OF REDEMPTION.

  Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in integral multiples of $1,000 only.

  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest if any, to the Redemption Date.

8.   DENOMINATIONS; TRANSFER; EXCHANGE.

  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

9.   PERSONS DEEMED OWNERS.

  The registered Holder of a Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY.

  If money for the payment of principal, premium, if any, and interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

11.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest , on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described below, but excluding their obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

12.  AMENDMENT; SUPPLEMENT; WAIVER.

  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect, typographical error or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

13.  RESTRICTIVE COVENANTS.

  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Funded Recourse Debt and Disqualified Capital Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

14.  RANKING; SUBORDINATION.

  Payment of principal of, premium, if any, and interest on the Securities is subordinated in the manner and to the extent set forth in the Indenture, in right of payment to the prior payment in full of all Secured Portfolio Debt. Payment of principal of, premium, if any, and interest on the Securities will rank pari passu in right of payment with all existing unsecured Funded Recourse Debt and senior in right of payment to all future unsecured Funded Recourse Debt of the Company.

15.  REPURCHASE AT OPTION OF HOLDER.

  If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

16.  REPURCHASE AT OPTION OF HOLDER UPON DEATH.

   Upon the death of any Holder of Securities, and upon the further receipt by the Company or the Trustee of a written request for repurchase and satisfaction of the conditions set forth in the Indenture, the Company shall be required to pay the Repurchase Price of, and (except if the Repurchase Date shall be an Interest Payment Date) any accrued interest on all or such portion (which portion shall be an integral multiple of $1,000 in excess of the minimum authorized denomination) of the Security or Securities held by the deceased Holder at the date of such Holder's death as requested, provided that the Company shall not be required to make repurchase payments aggregating more than (i) $25,000 in principal amount (plus accrued interest) in any calendar year on a Security or Securities held by any one deceased Holder or (ii) $250,000 in principal amount (plus accrued interest) in any calendar year on Securities held by any number of deceased Holders.

17.  SUCCESSORS.

  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.  DEFAULTS AND REMEDIES.

  If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest if it determines in good faith that withholding notice is in their interest.

19.  TRUSTEE OR AGENT DEALINGS WITH COMPANY.

  Subject to certain limitations, the Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee or such Agent.

20.  NO RECOURSE AGAINST OTHERS.

  No direct or indirect incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such incorporator, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  AUTHENTICATION.

  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22.  ABBREVIATIONS AND DEFINED TERMS.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.  CUSIP NUMBERS.

  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                              [FORM OF] ASSIGNMENT

                         I or we assign this security to


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________


(Print or type name, address and zip code of assignee)

     Please insert Social Security or other identifying number of assignee

_____________________ and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



DATED: ____________________      SIGNED: _____________________
                                        (Sign exactly as name
                                        appears on the other side
                                        of this Security)


A-13

                      OPTION OF HOLDER TO ELECT REPURCHASE


  If you want to elect to have this Security repurchased by the Company pursuant to Section 4.16 (upon the death of the Holder of this Note) or
Article X of the Indenture, check the appropriate box:

     / / Section 4.16           / / Article X

  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Article X of the Indenture, as the case may be, state the amount you want to be purchased (in an amount which must be $1,000 or an integral multiple thereof): $_________

Date: ______________________       Signature: _________________________
                                   (Sign exactly as name appears on
                                   the other side of this Security)

                         SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(2/)


  The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                 Signature
             Amount           Amount           Principal Amount  of Authorized
             of Decrease in   of Increase in   of this           Officer or
             Principal Amount Principal Amount Global Security   Trustee or
Date         of this Global   of this Global   following such    Securities
of Exchange  Security         Security         decrease/increase Custodian

-----------  ---------------- ---------------- ----------------- --------------











___________________________

(2/) This schedule should only be added if the Security is issued in global form.

         CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                             TRANSFER OF SECURITIES(3/)


          Re: _____% SENIOR SUBORDINATED NOTES DUE 2007 OF HPSC , INC.


  This Certificate relates to $____________ principal amount of Securities held in (check applicable space) _______ book-entry or __________ definitive form by (the "Transferor").

  The Transferor (check applicable box):

  / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

  / / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.




                         ___________________________________________
                         [INSERT NAME OF TRANSFEROR]


                         By:  ______________________________________


DATE:  ___________________________________



___________________________
(3/)   The following should be included only for Initial Securities.